Exhibit 10.30

FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT made and entered into this   day of December 2004, by and between BONEFISH GRILL, INC., formerly OS Sea, Inc., a Florida corporation with its principal place of business located at 2202 N. West Shore Boulevard, 5th Floor, Tampa, Florida 33607 (“Buyer”); GRAY GHOST, LLC, formerly Bonefish Grill, LLC, a Florida limited liability company with its principal place of business located at 5901 Fourth Street North, St. Petersburg, Florida 33703 (“Seller”);GRAY GHOST HOLDINGS, INC., formerly Bonefish Grill Holdings, Inc., a Florida corporation with its principal place of business located at 5901 Fourth Street North, St. Petersburg, Florida 33703 (“BGH”); TIMOTHY V. CURCI, an individual residing in the State of Florida with an address at 5901 Fourth Street North, St. Petersburg, Florida 33703 (“Curci”); and WILLIAM LEWIS PARKER, PERSONAL REPRESENTATIVE OF THE ESTATE OF CHRISTOPHER L. PARKER, DECEASED, Pinellas County Circuit Court, Probate Division, as successor in interest to Christopher L. Parker, with an address at 5829 106th Terrace N., Pinellas park, FL 33782 (“Parker”) (collectively, the “Parties”).

WHEREAS, Christopher L. Parker died on January 25, 2004;

WHEREAS, the cessation of Parker’s Employment with OS Restaurant Services, Inc., a Delaware corporation and Affiliate of Buyer was an event that triggered Buyer’s right pursuant to Section 3.2 of that certain Asset Purchase Agreement dated October 5, 2001 by and among Buyer, Seller, BGH, Curci and Christopher L. Parker (the “Asset Purchase Agreement”), to terminate that certain Royalty created under the provisions of Section 3.1 of the Asset Purchase Agreement;

WHEREAS, Buyer and the other Parties have agreed that the Royalty shall not terminate but instead Sections 3.1 and 3.2 of the Asset Purchase Agreement shall be amended as set forth hereinafter in this First Amendment to Asset Purchase Agreement;

WHEREAS, Seller desires to transfer and assign to Buyer the right to receive one-half of the Royalty provided for in the Asset Purchase Agreement;

NOW, THEREFORE, in consideration of the premises, which are not mere recitals hereto, but by this reference are incorporated into this Agreement as a part hereof and of the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Parties respectively, the Parties agree as follows:

A. Seller hereby transfers, assigns and conveys to Buyer, effective March 1, 2004, the right to receive fifty percent (50%) of all payments of the Royalty pursuant to Section 3.1 of the Asset Purchase Agreement commencing on and after March 1, 2004.

B. Sections 3.1 and 3.2 of the Asset Purchase Agreement are hereby amended by deleting in their entirety the original language of Sections 3.1 and 3.2 and substituting in place thereof the language of Sections 3.1 and 3.2 as set forth below:

3. ROYALTY

3.1 Royalty. The parties acknowledge that an Affiliate of Buyer employs Curci pursuant to a separate Employment Agreement dated October 5, 2001. During the employment of Curci with Buyer or any Affiliate of Buyer, each “OSS Restaurant” shall pay: (i) to Seller a royalty from each “OSS Restaurant” in an amount equal to one-half of one percent (.5%) of Adjusted Gross Sales (“Seller Royalty”) and (ii) to Buyer a royalty from each “OSS Restaurant” in an amount equal to one-half of one percent (.5%) of Adjusted Gross Sales (“Buyer Royalty”). For purposes of this Agreement an “OSS Restaurant” shall mean any Bonefish Grill restaurant in which none of (i) Seller, BGH, or any BG Principal; or (ii) any entity in which Seller, BGH or any BG Principal or any immediate family member of a BG Principal owns an ownership or beneficial interest, directly or indirectly through one or more subsidiary entities; own, directly or indirectly through one or more subsidiary entities, any equity interest (other than ownership of capital stock of Outback Steakhouse, Inc., a Delaware corporation and Affiliate of Buyer). For purposes of this Agreement “Adjusted Gross Sales” shall mean gross sales reduced by (i) discounts and complimentary food and beverages, (ii) sales and other taxes and surcharges collected for transmittal to taxing authorities, (iii) revenues received from the sale of gift certificates until redeemed, and (iv) revenue from catering activities done for charitable, marketing or community involvement purposes. The Seller Royalty and Buyer Royalty shall be payable no less frequently than quarterly.

3.2 Acquisition of Seller Royalty. Upon termination of Curci’s employment with Buyer (or any Affiliate of Buyer), for whatever reason other than a wrongful termination by the employer, Buyer shall have the option to acquire the Seller Royalty, such acquisition to be effective immediately upon the termination of Curci’s employment with Buyer or Buyer’s Affiliate, and Buyer shall pay to Seller, within forty-five (45) days of such termination, a Seller Royalty acquisition fee in an amount equal to five (5) times the amount of the Seller Royalty payable to Seller during the twelve full calendar months immediately preceding the month of termination of Curci’s employment with Buyer (or any Affiliate of Buyer). In the event Curci’s employment with Buyer or an Affiliate of Buyer terminates prior to January 1, 2007, then solely for purposes of calculating the Seller Royalty acquisition fee the Royalty paid by any OSS Restaurant that is open to the public for business on the date of termination of Curci’s employment but was not open to the public for business for the twelve full calendar months immediately preceding the month of termination of Curci’s employment shall be annualized in an equitable manner determined by Buyer in its reasonable discretion.

No form of exercise of the option to acquire the Seller Royalty shall be required other than payment of the Seller Royalty acquisition fee, as calculated by Buyer, within forty five (45) days of the termination of Curci’s employment with Buyer or Buyer’s Affiliate. So long as the Seller Royalty acquisition fee as calculated by Buyer is paid to or made available to Seller within such time period, the acquisition of the Seller Royalty shall for all purposes be effective as of the date of termination of Curci’s employment with Buyer or Buyer’s Affiliate and Curci shall have no right to receive any of the Seller Royalty for any period after the date of termination of Curci’s employment.

C. The foregoing amendment and restatement of Sections 3.1 and 3.2 of the Asset Purchase Agreement shall be effective for all purposes as of March 1, 2004.

D. Except as set forth above, the Asset Purchase Agreement shall remain unaffected, unchanged, unimpaired and in full force and effect as amended herein.

IN WITNESS WHEREOF the Parties have signed and sealed this First Amendment to Asset Purchase Agreement the day and year first above-written.

WITNESSES:	BONEFISH GRILL, INC., a Florida corporation

_________________________________	By: _________________________________
Robert S. Merritt, Senior Vice President

_________________________________

GRAY GHOST, LLC,
a Florida limited liability company

By: GRAY GHOST HOLDINGS, INC.
Its member-manager

_________________________________	By: _________________________________
Timothy V. Curci, President
_________________________________

GRAY GHOST HOLDINGS, INC., a Florida corporation

_________________________________	By: _________________________________
Timothy V. Curci, President
_________________________________

_________________________________	_________________________________
Timothy V. Curci, Individually
_________________________________

_________________________________	_________________________________
William Lewis Parker, Personal Representative of
the Estate of Christopher L. Parker, deceased,
_________________________________	Pinellas County Circuit Court, Probate Division, as
successor in interest to Christopher L. Parker,